UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2007

GRYPHON GOLD CORPORATION (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127635
(Commission File Number)

92-0185596
(IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street
Vancouver, BC
V6E 4A4
(Address of principal executive offices and Zip Code)

(604) 261-2229
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Securities

On November 27, 2007, the Registrant closed the second tranche of its private placement of units as announced on November 12, 2007 and November 14, 2007. The first tranche closed on November 22, 2007 and consisted of 3.254 million units for gross aggregate proceeds of Cdn$2.603 million. The second tranche consisted of 1.050 million units for gross aggregate proceeds of Cdn$840,000. An aggregate of 4,304,000 units have been issued as part of the first tranche and second tranche for gross proceeds of Cdn.$3.443 million. The Registrant plans to issue an aggregate of 6,800,000 units at a price of Cdn.$0.80 per unit for gross aggregate proceeds of $5.44 million. The third and final tranche of the placement is anticipated to close on December 4, 2007. Each unit consists of one common share of the Registrant (each, a "Share") and one full Series I common share purchase warrant (each, a "Warrant") subject to adjustment. Each full Warrant shall entitle the holder thereof to purchase one share of common stock of the Registrant (each, a "Warrant Share"), for a period of 24 months commencing from the date of closing at a price per Warrant Share of Cdn$1.00 if exercised on or before the date that is twelve months from the date of closing (the "First Anniversary") and at a price per Warrant Share of Cdn$1.25 if exercised after the First Anniversary but prior to expiry.

The proceeds of the placement will be applied to fund the continuation of the Registrant's exploration and development program and general corporate purposes.

The Units were offered for sale directly by the Registrant and by registered dealers. In relation to the first and second tranches, the Registrant has paid qualified registered dealers a cash commission in the amount of Cdn.$71,624 and issued compensation options to acquire 89,530 common shares (exercisable at a price of C$0.80 for a period of up to 9 months from closing).

The Shares, Warrants and Warrant Shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or the laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Units, including the Shares and Warrants comprising the Units were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and by Rule 903 of Regulation S of the Securities Act, such exemptions being available based on information obtained from the investors to the private placement.

In connection with this private placement, the Registrant granted registration rights to each of the investors and will use commercially reasonable efforts to prepare and file with SEC within 120 days a registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective.

Item 7.01. Regulation FD

The Registrant issued a press release on November 22, 2007, announcing the closing of the first tranche of the private placement.

The Registrant issued a press release on November 27, 2007, announcing the closing of the second tranche of the private placement.

Item 9.01. Financial Statements and Exhibits

Press release dated November 22, 2007 (herein incorporated by reference from the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2007).

Press release dated November 27, 2007 (herein incorporated by reference from the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2007).

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: November 28, 2007	By: /s/ Anthony (Tony) D.J. Ker
Anthony (Tony) D.J. Ker Chief Executive Officer